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                                                                EXHIBIT 99.14(b)

                      NUVEEN FLAGSHIP MULTISTATE TRUST I


                        INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement under the Securities Act of 1933, filed under Registration Statement No. 333-09521 of our reports dated July 3, 1996, relating to the Flagship Arizona Double Tax Exempt Fund, Flagship Florida Double Tax Exempt Fund, Flagship Pennsylvania Triple Tax Exempt Fund and Flagship Virginia Double Tax Exempt Fund and our report dated October 16, 1996, relating to the Nuveen Flagship Multistate Trust I (which includes the Nuveen Flagship Arizona Municipal Bond Fund, Nuveen Flagship Florida Municipal Bond Fund, Nuveen Flagship Pennsylvania Municipal Bond Fund and Nuveen Flagship Virginia Municipal Bond Fund), included in the Statement of Additional Information and to the reference to us under the caption "Experts", in such Registration Statement.




DELOITTE & TOUCHE LLP

Dayton, Ohio
October 16, 1996